KPMG LLP

Two Financial Center 60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2023, with respect to the consolidated financial statements of Adicet Bio, Inc., incorporated herein by reference.

/s/ KPMG

Boston, Massachusetts

August 9, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.